LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is made as of the 21 day of August, 2017, by and between VISIONARY PRIVATE EQUITY GROUP I, LP, a Missouri limited partnership (the “Lender”), and VICTORY ENERGY CORPORATION, a Nevada corporation (the “Borrower”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Transaction Agreement (as defined below).
RECITALS
A.On or about the date hereof, Borrower and Armacor Victory Ventures, LLC, a Delaware limited liability company (“Armacor”) are entering into a transaction agreement (the “Transaction Agreement”) and anticipate simultaneously closing (the “Closing”) the transactions contemplated by the Transaction Agreement.
B.The Borrower has requested a loan from the Lender in the amount of Five Hundred Thousand Dollars ($500,000) of which Sixty Five Thousand Dollars ($65,000) has already been funded prior to the date hereof (the “Loan”) until September 1, 2017 when Armacor is expected to fund the Initial Draw in the amount of $594,154 pursuant to the Armacor Loan contemplated by the Transaction Agreement. The proceeds of the Initial Draw will be used to repay the Loan among other things.
C.The Loan will be secured by a first priority security interest in all of the assets of the Borrower including, without limitation, the License.
AGREEMENTS
In consideration of the foregoing recitals, which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:
1.DEFINITIONS
1.1        General Application and Interpretation. Unless a clear contrary intention appears, as used herein (a) the singular includes the plural and vice versa, (b) reference to any document means such document as amended from time to time, (c) “include” or “including” means including without limiting the generality of any description preceding such term, (d) the word “or” is not exclusive, unless otherwise expressly stated, (e) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, and (f) headings are for convenience only and do not constitute a part of this Agreement.
2.    LOAN
2.1        Loan. On the terms and subject to the conditions hereinafter set forth, the Lender agrees to lend to the Borrower the sum of Five Hundred Thousand Dollars ($500,000) of which

Sixty Five Thousand Dollars ($65,000) was provided to the Borrower prior to the date hereof and the balance is being provided to the Borrower on the date hereof.
2.2        Note. The Loan shall be evidenced by, and the Borrower shall deliver to the Lender on the date hereof against receipt of the Loan, the secured convertible promissory note in the form attached hereto as Exhibit A (the “Note”), duly executed by Borrower, dated of even date herewith. The Note will reflect an original issue discount of Fifty Thousand Dollars ($50,000) such that the principal amount of the Note shall be Five Hundred Fifty Thousand Dollars ($550,000) notwithstanding the fact that the Loan is in the amount of Five Hundred Thousand Dollars ($500,000). The Note shall not bear any interest in addition to the original issue discount. The principal amount of the Note shall be due and payable in the manner and at the times set forth in the Note. Should the principal of the Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day. All payments on the Note shall be made to the Lender at its address as specified in the Note in federal or other immediately available funds, and payments shall be applied first to the payment of any costs and expenses owed by the Borrower to the Lender with respect thereto, then to accrued interest and then to principal. The Borrower agrees that if documentary stamp taxes and intangible taxes are applicable with respect to the execution or delivery of the Note, the Borrower shall pay such tax and consents to the Lender advancing such amount pursuant to the Note for the benefit of the Lender in connection with the payment of such tax.
3.    REPRESENTATIONS AND WARRANTIES
3.1        Lender represents that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to its general partner and that the requisite approvals have been obtained, prior to its execution.
3.2        Borrower represents that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to its board of directors, and that the requisite approvals have been obtained, prior to its execution.
3.3        Each party represents that this Agreement has been duly executed and delivered and constitutes a valid and binding obligation enforceable in accordance with its terms.
4.    SECURITY
On the date hereof, the Borrower is signing and delivering to the Lender the Note, Section 4 of which constitutes a Security Agreement pursuant to which the Borrower is granting to the Lender a first priority security interest in all of the assets of the Borrower.

5.    OPTION TO INVEST
If Armacor fails to satisfy its obligation to make all or any portion of the Cash Contribution under the Transaction Agreement, including Armacor’s obligation under Section 1(c) of the Transaction Agreement to make the loan contemplated by such Section of the Transaction Agreement (the “Armacor Loan”), then the Lender or its affiliates or designees shall have the option, in its sole discretion, to fund the shortfall, including the failure to make the Armacor Loan, up to the full amount of the Cash Contribution. If the Lender elects to fund the shortfall, the Lender shall provide written notice to the Borrower on or before December 31, 2018 of its desire fund such amount, which notice shall state the amount to be funded. In consideration for making such investment the Lender or its affiliates or designees shall receive (a) a number of shares of common stock of the Borrower that is equal to the quotient of the total investment amount divided by $0.04 (subject to equitable adjustments for stock splits, stock combinations and similar events) and (b) a five year warrant to purchase one share of common stock of the Borrower at an exercise price of $0.04 (subject to equitable adjustments for stock splits, stock combinations and similar events) for each share of common stock issued to the Lender or its affiliates or designees under clause (a) of this Section 5. If, at the time that the Lender or its affiliates or designees elects to fund such shortfall there is not sufficient common stock of the Borrower available for issuance to the Lender, then the Borrower shall issue to the Lender shares of its Series C Preferred Stock or another series of Borrower’s preferred stock having terms similar to the Series C Preferred Stock and having an equivalent value to the shares of common stock of the Borrower that would otherwise be issued to the Lender and the warrant issuable to the Lender shall provide that it is not exercisable until such time as there is sufficient common stock authorized to permit the issuance of the shares of common stock of the Borrower underlying such warrant. Upon making such investment, the Lender and the Borrower shall enter into a securities purchase agreement in form and substance reasonably satisfactory to the Borrower and the Lender and containing customary representations, warranties, covenants and indemnities. Notwithstanding the foregoing, Lender shall only be permitted to exercise the option granted under this Section 5 if no third party that is ready, willing and able to fund the Borrower, has made a written proposal to fund the Borrower on terms that are more favorable to the Borrower than the terms described above; provided; however, that if any such third party makes a more favorable proposal, then Lender shall have the right, but not the obligation, to invest in the Borrower on such more favorable terms up to the entire amount of such third party financing. For the avoidance of doubt, if such third party financing is in an amount less than the entire amount of the Cash Contribution minus amounts funded by Armacor, then the Lender will continue to have the option to invest in the Borrower on the option terms in an amount up to the entire amount of the Cash Contribution minus the amount funded by Armacor and the amount of the proposed third party financing.

6.    FURTHER ASSURANCES
The Borrower shall from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further actions, as may be necessary and desirable, or that the Lender may reasonably request, in order to enable Lender to exercise and enforce their rights and remedies hereunder.

7.    EVENTS OF DEFAULT
The occurrence of any Event of Default under the Note shall be an Event of Default under this Agreement.
8.    MISCELLANEOUS

8.1        Severability. If any provision of this Agreement or any other of the other documents being entered into in connection with this Agreement shall be determined by any court having jurisdiction to be unlawful or unenforceable, such provision shall be deemed separate and apart from all other provisions of this Agreement, and all remaining provisions of this Agreement shall be fully enforceable.
8.2        Notices. All notices and other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by electronic mail, by telecopy, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the address specified on the signature page to this Agreement or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery, electronic mail, or telecopy, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.
8.3        Choice of Law and Jurisdiction. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Agreement. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Settlement Agreement shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.
8.4        Counterparts and Facsimile or Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement. A facsimile or electronic signature, including through technology such as DocuSign, to this Agreement shall be deemed an original and binding upon the party against whom enforcement is sought.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:

VISIONARY PRIVATE EQUITY GROUP I, LP, BY: VISIONARY PE GP I, LLC,
its General Partner

By: /s/ Ronald Zamber
Name: Ronald Zamber
Title: Senior Managing Director

Address:

BORROWER:

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address: